EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion under the Form 10-12G/A amended Registration Statement dated August 09, 2024, of our report dated June 05, 2024, except for Note 04 as to which the date is August 09, 2024, with respect to the revised balance sheets as of December 31, 2023 and 2022, and the statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022, of Blue Chip Technologies Corp. (the “financial statements”).

/s/ Beckles & Co, Inc.

West Palm Beach, FL

PCAOB Firm #7116

August 09, 2024